Exhibit 10.7.7
Notice of Grant

Name:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%ZIPCODE%-%
ID:	%%EMPLOYEE_IDENTIFIER%-%
Grant Date:	%%OPTION_DATE,’Month DD, YYYY’%-%
Grant Number:	%%OPTION_NUMBER%-%
Plan:	%%EQUITY_PLAN%-%

You have been granted a Performance Restricted Stock Unit (RSU) award for the number of shares in the range set forth on Exhibit A, subject to the performance metrics set forth on Exhibit B.

This Notice of Grant is subject to all of the terms and conditions set forth herein, as well as the Stock Unit Agreement, the Appendix (which includes the special provisions for your country of residence if any), and the Amended and Restated 1995 Stock Option Plan (the “Plan”), all of which are incorporated herein by reference. This Notice of Grant, the Stock Unit Agreement, the Appendix and the Plan are referred to herein as the “Grant Documents.” Capitalized terms used in this Notice of Grant but not defined shall have the same meaning as provided in the Plan.

By signing this document, you hereby acknowledge receipt of a copy of the Grant Documents, and agree that:

(a) these Performance-based RSUs are granted under and governed by the terms and conditions of the Grant Documents;

(b) you have carefully read, fully understand and agree to all of the terms and conditions described in the Grant Documents;

(c) you understand and agree that the Grant Documents constitute the entire understanding between you and the Company regarding this Performance-based RSU, and that any prior agreements, commitments or negotiations concerning this grant are replaced and superseded; and

(d) you have been given an opportunity to consult legal counsel with respect to all matters relating to this Performance-based RSU prior to signing this Notice of Grant and that you have either consulted such counsel or voluntarily declined to consult such counsel.

The Stock Unit Agreement, the Appendix and the Plan are available on the Company’s website at https://intranet/stockselfservice or by request from the Company’s Stock Administration Department. You hereby agree that these documents are deemed to be delivered to you.

Regards,
Marvell Stock Administration

Exhibit 10.7.7
Exhibit A

Grant Number:	%%OPTION_NUMBER%-%
Grant date:	%%OPTION_DATE,’Month DD, YYYY’%-%
Grant date Fair Market Value per share:	%%MARKET_VALUE%-%
Grant Price:	$0.00
Number of shares in range:	0% to 200% of Target
Number of shares at Target (payable at 100%):	%%TOTAL_SHARES_GRANTED, ’999,999,999’%-%

Grant Type:	Total Shareholder Return (TSR)
Vesting schedule:	Cliff vest at end of 3 years from the date of grant
Vesting commencement date:	%%VEST_BASE_DATE, ’Month DD, YYYY %-%
Vesting date:	%%VEST_DATE_PERIOD1,’Month DD, YYYY’%-%
Performance metrics:	See Exhibit B
Performance measurement start date:	4/15/2021
Performance measurement end date:	4/5/2024

Exhibit 10.7.7
Exhibit B

TSR Objectives– Based on achievement relating to the relative total shareholder return of the Company’s Common Shares as compared to the total shareholder return of the S&P 500 Index over the performance period, provided that you continue to serve as a service provider through the third anniversary of the vesting start date. The ECC will determine the amount of achievement (or non-achievement) of the TSR Objectives prior to the vesting date.

Calculation Methodology – Stock price growth adjusted for reinvested dividends during the performance period. The start and end stock prices shall be based on the average stock price over the preceding 120-trading days.
Performance-Payout Schedule

Performance Level	Versus the S&P 500 Index	Payout
Maximum	+33% over	200% of Target
Target	Equal to S&P 500	100% of Target
Minimum	-33% under	0% of Target

Actual performance will be calculated using a straight-line interpolation between the above performance levels. The number of shares awarded will be rounded up to nearest whole share.

Change in Control –
Upon a Change in Control (as defined in the Plan) that occurs during the performance period, the performance period will be truncated to end upon the closing of the Change in Control (the “Change in Control Performance Period”), and the Company total stockholder return will be measured against the S&P 500 Index for the Change in Control Performance Period and the applicable payout will be measured in accordance with the Performance-Payout Schedule above (such Common Shares earned pursuant to the table above, “Earned Shares”). For the avoidance of doubt, the Company’s stock price for the Change in Control date will be the price payable to Company’s stockholders at the closing of the Change in Control, rather than over the preceding 120-trading days, and it will be compared against the S&P Index during the Change in Control Performance Period which starts on the Performance measurement start date and ends using the 120-day average closing price of the S&P 500 Index ending on the closing of the Change in Control.
Once the payout is determined, a pro-rata portion of the Earned Shares will vest upon the Change in Control based on the portion of days served in the 3-year performance period through the Change in Control, provided that you continue to serve as a service provider through the closing of the Change in Control. The balance of the remaining portion of the Earned Shares that did not vest at the Change in Control will vest on the last day of the performance period, provided that you continue to serve as a service provider on the Vesting date.
Notwithstanding the standard post-Change in Control time-vesting above, if within the 24 month period following the Change in Control, your service is terminated without Cause (as defined in the Company’s Change in Control Severance Plan), then 100% of the remaining unvested Earned Shares will accelerate and become fully vested, subject to your execution of a customary release of claims.
Notwithstanding the above, a separate agreement entered into with the grantee with superior benefits than those above shall control and will apply in lieu of the above Change in Control terms.